EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation of our report dated June 29, 2004, relating to the financial statements of Yantai Dahua Holdings Company Limited in the Form 20-F for the year ended December 31, 2003.


/s/ Moore Rowland and Mazars
Chartered Accountants
Certified Public Accountants
Dated: June 30, 2004


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